UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
            Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934



Filed by the Registrant                                          [x]
Filed by a Party other than the Registrant                       [ ]

Check the appropriate box:

[x]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12



                          SCIENTIFIC ENERGY, INC.
            ------------------------------------------------
            (Name of Registrant as Specified in its Charter)


     --------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)   Title of each class of securities to which transaction applies:

    2)   Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4)   Proposed maximum aggregate value of transaction:

    5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:






                   NOTICE OF 2006 SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD DECEMBER 28, 2006



To Our Stockholders:

Notice is hereby given that the 2006 special meeting (the "Special Meeting") of the stockholders of Scientific Energy, Inc., a Utah corporation (the "Company") will be held at 80 Wall Street, Suite 815, New York, New York 10005, on December 28, 2006, commencing at 2:00 p.m. (Eastern Time), to approve an amendment to the Company's Articles of Incorporation to effect an one-for-ten reverse stock split of its issued and outstanding common stock, $0.01 par value per share (the "Reverse Split").

Only stockholders of record at the close of business on November 6, 2006 are entitled to notice of, and to vote at, the Special Meeting.

Stockholders unable to attend the meeting in person are requested to read the enclosed proxy statement and proxy and then complete and deposit the proxy in accordance with its instructions. Unregistered stockholders must deliver their completed proxies in accordance with the instructions given by their financial institution or other intermediary that forwarded the proxy to them.



BY ORDER OF THE BOARD OF DIRECTORS
OF SCIENTIFIC ENERGY, INC.


/s/ Stanley Chan
------------------------------
Stanley Chan, President & CEO
November 8, 2006






                                    IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will help to ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE SCIENTIFIC ERERGY INC. THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.





                                 PROXY STATEMENT
                FOR THE 2006 SPECIAL MEETING OF THE STOCKHOLDERS
                          TO BE HELD ON DECEMBER 28, 2006



                                 SPECIAL MEETING



GENERAL
-------

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Scientific Energy, Inc. ("we", "us", "our", the "Company" or "Scientific Energy") for use at the 2006 special meeting of the stockholders (the "Special Meeting") to be held on December 28, 2006 at 2:00 p.m. (Eastern Time) at 80 Wall Street, Suite 815, New York, NY 10005, the offices of the Company's legal counsel, and at any adjournment thereof, for the purposes set forth in the accompanying notice of special meeting.

This proxy statement, the notice of meeting and the enclosed form of proxy are expected to be mailed to our stockholders on or about November ___, 2006.

We do not expect that any matters other than those referred to in this Proxy Statement and the Notice of Meeting will be brought before the Special Meeting. However, if other matters are properly presented before the Special Meeting, the persons named as proxy appointees will vote upon such matters in accordance with their best judgment. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incidental to the conduct of the Special Meeting.

ENTITLEMENT TO VOTE
-------------------

All holders of record of our shares of common stock, par value $0.01 per share (the "Common Stock"), at the close of business on November 6, 2006 (the "Record Date"), will be entitled to one vote at the Special Meeting for each one share of common stock held of record on the Record Date. Stockholders entitled to vote may do so by voting those shares at the Special Meeting or by proxy in the manner described below under "Voting of Proxies."

Persons who hold shares of our common stock in a "street name" through a broker or other financial institution must follow the instructions regarding how to direct the voting of their shares provided by such broker or financial institution.

SOLICITATION OF PROXIES
-----------------------

This solicitation of proxies is being made by the Company. We will solicit proxies initially by mail. Further solicitations may be made by our directors, officers or employees personally, by telephone, facsimile, e-mail, internet or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our common stock they hold as of the record date. We will bear the expenses incurred in connection with printing, filing and mailing of this Proxy Statement.

VOTING OF PROXIES
-----------------

Stockholders may vote the shares of common stock owned by them on the Record Date either by attending the Special Meeting in person or completing and returning a written proxy to the office of our transfer agent, as indicated on the instructions for completion of the proxy. Execution of a proxy will not affect a stockholder's right to attend the Special Meeting and vote in person.

All shares of Common Stock represented by a properly executed proxy received at or prior to the Special Meeting will be voted in accordance with the instructions contained in that proxy.

REVOCATION OF PROXIES
---------------------

Stockholders may revoke a proxy, at any time before it is voted, by:

 (a) executing and delivering a written notice of revocation of proxy to our corporate secretary at any time before the taking of the vote at the Special Meeting;

 (b) executing and delivering a later-dated proxy relating to the same shares to our corporate secretary at any time before taking of the vote at the Special Meeting; or

 (c) attending the Special Meeting in person and:

     (i) giving affirmative notice at the Special Meeting of their intent to revoke their proxy; and

     (ii) voting in person.

Any written revocation of proxy or subsequent later-dated proxy should be delivered to the offices of the Company's legal counsel, Schonfeld & Weinstein, LLP, 80 Wall Street, Suite 815, New York, New York 10005, USA, facsimile:
(212) 480-0717.

ATTENDANCE AT THE SPECIAL MEETING WILL NOT, BY ITSELF, REVOKE A STOCKHOLDER'S PROXY WITHOUT THE GIVING OF NOTICE OF AN INTENT TO REVOKE THAT PROXY.

IF A PROPERLY EXECUTED AND RETURNED PROXY DOES NOT INDICATE THE STOCKHOLDER'S CHOICE ON ANY OF THE PROPOSALS IN THE ACCOMPANYING NOTICE OF MEETING, THE SHARES REPRESENTED BY THAT PROXY WILL BE VOTED FOR THE APPROVAL OF THAT PROPOSAL.
                                        ---

Shares represented at the Special Meeting by proxy will be voted for or against matters not listed in the accompanying Notice of Meeting that may be properly brought before the Special Meeting at the discretion of the persons named in the proxy as proxy holders. We are not aware of any such matters to be presented at the Special Meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
--------------------------------------------------------

We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

    Scientific Energy, Inc.
    27 Weldon Street
    Jersey City, New Jersey 07306

Stockholders may also address future requests for separate delivery of Proxy Statements and/or annual reports by contacting us at the address listed above.

QUORUM FOR MEETING
------------------

In order to hold a valid meeting of our stockholders, a quorum equal to a majority of the shares of Common Stock outstanding must be represented at the meeting. These shares may be represented in person or represented by proxy.

Stockholders who abstain from voting on any or all proposals, but who are present at the Special Meeting or represented at the Special Meeting by a properly executed proxy will have their shares counted as present for the purpose of determining the presence of a quorum. Broker non-votes will also be counted as present at the Special Meeting for the purpose of determining the presence of a quorum. However, abstentions and broker non-votes will not be counted either in favor or against any of the proposals brought before the Special Meeting. A broker non-vote occurs when shares held by a broker for the account of a beneficial owner are not voted for or against a particular proposal because the broker has not received voting instructions from that beneficial owner and the broker does not have discretionary authority to vote those shares.

In the event that a quorum is not present at the Special Meeting, or in the event that a quorum is present but sufficient votes to approve the proposal are not received, the persons named as proxies on the enclosed proxy card may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. The persons named as proxies will vote upon such adjournment after consideration of all circumstances that may bear upon a decision to adjourn the Special Meeting. Any business that might have been transacted at the Special Meeting originally called may be transacted at any such adjourned session(s) at which a quorum is present. The Company will pay the costs of preparing and distributing to shareholders additional proxy materials, if required in connection with any adjournment. Any adjournment will require the affirmative vote of a majority of those securities represented at the Special Meeting in person or by proxy.

VOTES REQUIRED FOR APPROVAL
---------------------------

In order for a proposal to be approved, the number of votes cast at the Special Meeting in favor of the proposal must be greater than the number of votes cast against the proposal. At the close of business on the Record Date, there were 49,158,488 shares of Common Stock outstanding and entitled to vote. The affirmative vote of the holders of a majority of our Common Stock represented at the Special Meeting in person or by proxy is required to approve an amendment to the Company's Articles of Incorporation to effect an one-for-ten reverse stock split of its issued and outstanding common stock, $0.01 par value per share.

EFFECT OF ABSTENTIONS OR BROKER NON-VOTES
-----------------------------------------

Stockholders may vote for or against the proposals or they may abstain from voting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Special Meeting, but will not be counted as either in favor or against the proposals.

STOCKHOLDER PROPOSALS
---------------------

No proposals have been received from any stockholder to be considered at the Special Meeting.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
---------------------------------------------

In accordance with the United States Securities and Exchange Commission (the "SEC") Rule 14a-8, stockholders who wish to present proposals for inclusion into proxy materials to be distributed in connection with our next annual meeting must submit their proposals to our principal executive offices within a reasonable time before we begin to print and mail our proxy materials in connection with our next annual meeting.

Any stockholders who wish to submit a proposal are encouraged to seek independent counsel about SEC requirements. We will not consider any proposals that do not meet the SEC requirements for submitting a proposal. Notices of intention to present proposals for our next annual meeting should be delivered to the Company at 27 Weldon Street, Jersey City, New Jersey 07306, Attention:
Secretary.

CHANGE IN CONTROL
-----------------

On April 13, 2006, there was a change in control of the Company effected pursuant to a Share Purchase Agreement by and among Todd Crosland, Jana Meyer, Mark Clawson and Dale Gledhill (collectively the "Sellers"), and Kelton Capital Group Limited (the "Buyer"). Each of the Sellers was a director of the Company. Under the Share Purchase Agreement, the Buyer acquired from the Sellers an aggregate of 7,905,000 shares of the Company's issued and outstanding common stock, representing approximately 86.3% of the Company's outstanding shares at that time, for the aggregate cash purchase price of $539,929, which was paid at the closing of the Share Purchase Agreement.

The purchase price for the acquisition of the 7,905,000 shares is from personal funds contributed by the shareholders of Kelton Capital Group Limited. The Buyer has represented that it will have sole voting and dispositive power over the acquired shares and that the shares were acquired for the purpose of obtaining control over the Company.

In connection with the change in control, the four members of the Company's Board of Directors, Todd Crosland, Jana Meyer, Mark Clawson and Dale Gledhill, tendered their resignations as the Company's directors and executive officers. The resignations of Messrs. Crosland and Clawson became effective on April 27, 2006, and the resignations of Ms. Meyer and Mr. Gledhill became effective on May 8, 2006. On May 1, 2006, Mary Jiang was elected as a Director and Corporate Secretary. On May 8, 2006, Stanley Chan was elected as the Company's President, Chief Executive Officer, Chief Financial Officer and a Director. Set forth below is certain information with respect to the Company's current directors and officers.

    Name        Age                     Positions
-------------  -----   ------------------------------------------------
Stanley Chan    53     President, CEO, CFO and Director
Mary Jiang      48     Secretary and Director

STANLEY CHAN is a Director, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Scientific Energy, Inc., effective May 8, 2006. Since 2000, Mr. Chan has been the President and Chairman of the Board of Directors of Tianlong Trading Co., Ltd, an import and export company. He is also the President and Chairman of Kelton Investments Group, Ltd. a private investment company. Mr. Chan has more than 10 years of experience in import-export business and financial investment.

MARY JIANG is Corporate Secretary and a member of the Board of Directors of Scientific Energy, Inc., effective May 1, 2006. From 1998 to the present,
Ms. Jiang has been working for Shanghai Agricultural Produce Group, Ltd, an agricultural products marketer in Shanghai, China. She has more than five years of experience in personal investments.

VOTING SECURITIES AND PRINCIPLAL SHREHOLDERS
--------------------------------------------

The following table sets forth certain information concerning the number of shares of the Company's common stock owned beneficially as of November 8, 2006 by: (i) each of the Company's directors and nominees, (ii) each of the Company's named executive officers, and (iii) officers and directors as a group. Other than as described below, no person or group is known by us to beneficially own more than 5% of the Company's outstanding shares of common stock. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown. The Company has no other classes of voting securities.


                               Name and Address          Amount and Nature         Percentage of
Title of Class               of Beneficial Owner      of Beneficial Ownership     Common Stock(1)
----------------------     ------------------------   -------------------------   ---------------

DIRECTORS AND OFFICERS
-------------------------------------------------------------------------------------------------
Common Stock                Stanley Chan                   23,905,000 shares           48.6%
                            Director, President,               Indirect (2)
                            CEO and Chief Financial Officer
                            27 Weldon Street
                            Jersey City, New Jersey 07306



Common Stock                Mary Jiang                          Nile                       -
                            Director and Secretary
                            27 Weldon Street
                            Jersey City, New Jersey 07306



Common Stock                All Officers and Directors      23,905,000 shares          48.6%
                            as a Group (2 persons)            Indirect
----------------------------------------------------------------------------------------------


5% STOCKHOLDERS
-----------------------------------------------------------------------------------------------

Common Stock                Stanley Chan                    23,905,000 shares          48.6%
                            27 Weldon Street                   Indirect (2)
                            Jersey City, New Jersey 07306

-----------------------------------------------------------------------------------------------

Notes:

(1) Applicable percentage of ownership is based on 49,158,488 shares of Common Stock outstanding as of November 8, 2006. There were no securities exercisable or convertible into shares of Common Stock within 60 days of November 8, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to securities exercisable or convertible into shares of Common Stock that are currently exercisable or exercisable within 60 days of November 8, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) The number of shares listed as beneficially owned by Mr. Chan consists of 23,905,000 shares of Common Stock owned by Kelton Capital Group Limited.




                                          PROPOSAL

                                   APPROVE AN AMENDMENT TO
               OUR ARTICLES OF INCORPORATION TO PERMIT A REVERSE STOCK SPLIT



The Proposal
------------

Our Board of Directors has unanimously adopted a resolution seeking stockholder approval to amend the Company's Articles of Incorporation to effect a "reverse stock split" of the Company's common stock in which every ten (10) outstanding shares would be combined into one (1) share. This would result in no proportional change to any stockholder's ownership of the Company (except to the extent of any resulting fractional share, as discussed below). If the stockholders approve this amendment to our Articles, the Board of Directors may, in its discretion, effect the reverse stock split at any time before June 30, 2007.

Reasons for the Proposed Reverse Stock Split
--------------------------------------------

We have been a public company quoted on the OTC Bulletin Board since 2001. We had 49,158,488 shares of common stock outstanding as of November 6, 2006. The Board of Directors of the Company believes that it is in the interest of our stockholders and the Company for us to reduce the number of shares outstanding by a reverse stock split, which may be to help bring our stock price higher. A higher share price may enable us to attract additional investors whose investing guidelines would otherwise prohibit them from purchasing the Company's stock. Our stockholders should also benefit from relatively lower trading costs for a higher priced stock. The combination of lower transaction costs and increased interest from investors can ultimately improve the trading liquidity of our common stock, which would benefit all stockholders.

In order to reduce the number of shares of the Company's common stock outstanding (and thereby attempt to raise the per share price of the Company's common stock proportionally), the Board of Directors believes that it is in the best interests of our stockholders for the Board to have the authority to implement a reverse stock split. When used in tandem with a program to reduce overhang and minimize the dilutive effect associated with future share issuance, a reverse stock split should be an effective way to improve the Company's capital structure and in turn, benefit our existing shareholders.

If the stockholders approve this proposal, the reverse stock split will be effected, if at all, only upon a determination by the Board of Directors that the reverse stock split at an one-for-ten ratio is in the best interests of the stockholders at that time. No further action on the part of stockholders will be required to implement the reverse stock split.

Principal Effect of the Proposed Reverse Stock Split
----------------------------------------------------

If approved and effected, the reverse stock split would be effected simultaneously for all outstanding common stock of the Company. The reverse stock split would affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interest or proportionate voting power in the Company, except to the extent that the reverse stock split would otherwise result in any of the Company's stockholders owning a fractional share. No fractional shares would be issued as a result of the reverse stock split. The fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share. Because the number of authorized shares of the Company's common stock will not be reduced, the reverse stock split will increase the number of authorized and unissued shares that the Board of Directors may issue in the future without further stockholder action.

The principal effect of the reverse stock split will be that the number of shares of the Company's common stock issued and outstanding will be reduced from approximately 49,158,488 shares (as of November 6, 2006) to approximately 4,915,855 shares (such number is contingent upon the number of shares outstanding at the time of the reverse split).

Effect on Stockholders with Post-Reverse Stock Split Fractional Shares
----------------------------------------------------------------------

The stockholders of the Company will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, fractional shares would be rounded up to the nearest whole share.

Effect on Registered and Beneficial Stockholders
------------------------------------------------

Upon a reverse stock split, the Company intends to treat stockholders holding the Company's common stock in "street name" (i.e., through a bank, broker or other nominee) in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split in the accounts of their customers holding the Company's common stock in street name. However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Registered stockholders who hold all their shares in certificate form will receive a transmittal letter from our transfer agent after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your stock certificate you will be issued a new certificate for the appropriate number of post-reverse stock split shares. You may still sell your shares and deliver your old stock certificate to a broker even if you have not yet exchanged it for a new certificate.


STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.


Effect on Authorized Shares
---------------------------

The reverse stock split would affect all issued and outstanding shares of the Company's common stock and outstanding rights to acquire the Company's common stock. Upon the effectiveness of the reverse stock split, the total number of authorized shares would not change and the number of authorized shares of the Company's common stock that are not outstanding would increase due to the reduction in the number of shares of the Company's common stock outstanding. As of November 6, 2006, we had 100,000,000 authorized shares of common stock, of which 49,158,488 shares were issued and outstanding. Following the reverse stock split we will continue to have 25,000,000 authorized shares of preferred stock, none of which are currently outstanding. Authorized but unissued shares are available for issuance by the Board of Directors, and we may issue such shares in the future. If the Company issues additional shares, the ownership interest of holders of the Company's common stock will be diluted.

Procedure for Effecting Reverse Stock Split
-------------------------------------------

If the stockholders approve this proposal and the Board of Directors implements the reverse stock split, the Company will file Articles of Amendment with the Secretary of the State of Utah to amend the Company's current Articles of Incorporation. The reverse stock split will become effective on the date of filing the Articles of Amendment, which is referred to as the "Effective Date." Beginning on the Effective Date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

Accounting Matters
------------------

The reverse stock split will not affect the par value of the Company's common stock. As a result, as of the effective time of the reverse stock split, the aggregate par value of the Company's common stock on its balance sheet will be reduced in proportion to the reverse stock split ratio and the additional paid-in capital account will be increased by a corresponding amount. The per-share net income or loss and net book value of the Company's common stock will be changed because there will be fewer shares of the Company's common stock outstanding. In addition, the historical amounts of net income or loss per common share previously reported by the Company, as well as all reference to common stock share amounts, will be restated to reflect the reverse stock split as if it had been in effect as of the earliest reported period.

Certain Risk Factors Associated with the Proposed Reverse Stock Split
---------------------------------------------------------------------

There can be no assurance that the total market capitalization of the Company's common stock (the aggregate value of all the common stock of the Company at the then market price) after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of the Company's common stock following the reverse stock split will increase in proportion to the reduction in the number of shares of the Company's common stock outstanding before the reverse stock split. For example, based on the closing market price of the Company's common stock on August 28, 2006 of $0.30 per share, if the Board of Directors decided to implement the reverse stock split, there can be no assurance that the post-split market price of the Company's common stock would be $3.00 per share or greater. Accordingly, the total market capitalization of the Company's common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of the Company's common stock following the reverse stock split may not exceed or remain higher than the market price before the proposed reverse stock split.

A decline in the market price of the Company's common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Company's common stock could be adversely affected following such a reverse stock split. The market price of the Company's common stock will, however, also be based on the Company's performance and other factors, which are unrelated to the number of shares outstanding.

A reverse stock split would increase the number of stockholders who own odd lots (less than 100 shares), potentially increasing their trading costs. Stockholders who hold odd lots typically incur higher costs to sell their shares and may have greater difficulty in effecting sales.

The reverse stock split may have an anti-takeover effect. The increased proportion of authorized and unissued shares to outstanding shares could, in certain circumstances, have an anti-takeover effect. For example, it would permit issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. However, the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of the Company's common stock or obtain control of the Company, nor is it part of a plan by management to recommend to the Board of Directors and stockholders a series of amendments to our Articles of Incorporation to address takeover concerns. Other than the reverse stock split proposal, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

No Appraisal Rights
-------------------

Under the Utah Revised Business Corporate Act, our stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split
----------------------------------------------------------

The following summary of certain material United States federal income tax consequences of the reverse stock split does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Furthermore, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a "capital asset," as defined in the Tax Code (i.e., generally, property held for investment). The tax treatment of any stockholder may vary depending upon the particular circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

Under our proposed reverse stock split without cash payments for fractional shares, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the whole post-reverse stock split shares received in the reverse stock split will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefore. The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO YOU OF THE REVERSE STOCK SPLIT.


Recommendation of Board of Directors
------------------------------------

The Board of Directors recommends a vote FOR the proposal to amend the Company's Articles of Incorporation to effect a reverse stock split at an one-for-ten ratio.


                           FORWARD-LOOKING STATEMENTS


This proxy statement includes statements that are not historical facts. These statements, identified by words such as "plan", "anticipate", "believe", "estimate", "should," "expect" and similar expressions, include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. As such, these forward-looking statements involve uncertainty and risk. Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in any forward-looking statement. We advise you to carefully review the reports and documents we file from time to time with the Securities and Exchange Commission ("SEC"), particularly our annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and our current reports on Form 8-K.


                        WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Section of the SEC, Room 1580,
100 F Street NE, Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The SEC also maintains an Internet website, located at www.sec.gov that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.



BY ORDER OF THE BOARD OF DIRECTORS
OF SCIENTIFIC ENERGY, INC.



/s/ Shanley Chan
-------------------------
STANLEY CHAN
President and CEO

Date: November 8, 2006









                                  PROXY
                    SPECIAL MEETING OF SHAREHOLDERS OF
                          SCIENTIFIC ENERGY, INC.
                             (the "Company")



TO BE HELD AT:

           80 WALL STREET, SUITE 815, NEW YORK, NEW YORK 10005, USA
               ON DECEMBER 28, 2006 AT 2:00 PM (EASTERN TIME)


The undersigned shareholder ("Registered Shareholder") of the Company hereby appoints, Stanley Chan, a director of the Company, or Mary Jiang , a director of the Company, or in place of the foregoing, _____________ as proxy holder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the Meeting of the Registered Shareholders of the Company and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxy holder to vote the securities of the Company registered in the name of the Registered Shareholder as specified herein

The undersigned Registered Shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.


SIGN HERE:             _______________________________________________________


Please Print Name:     _______________________________________________________


Date:                  _______________________________________________________

Number of Shares
Represented by Proxy:  _______________________________________________________




                                              For        Against     Abstain

Approval of Amendment to Articles of
Incorporation to effect a one-for-ten
Reverse stock split                      ____________  ___________  __________





                  THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED.
                SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE







                     INSTRUCTIONS FOR COMPLETION OF PROXY


1.   This proxy is solicited by the Management of the Company.

2. This form of proxy (the "Instrument of Proxy") must be signed by you, the Registered Stockholder, or by your attorney duly authorized by you in writing, or, in the case of a company, by a duly authorized officer or representative of the company; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany this Instrument of Proxy.

3. If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Stockholder, for the named proxies to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Stockholder.

4. A Registered Stockholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the scrutineers before the Meeting begins.

5. A Registered Stockholder who is not able to attend the Meeting in person but wishes to vote on the proposals set out in this Instrument of Proxy may appoint the management persons named on this Instrument of Proxy as proxy for the Registered Stockholder by completing and signing this Instrument of Proxy and by indicating your choice on a proposal by placing an "X" in the appropriate box. Where no choice is specified by a Registered Stockholder with respect to a proposal set out in this Instrument of Proxy, a management appointee acting as proxy will vote in favor of that proposal;

6. The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Stockholder on any poll of a resolution that may be called for and, if the Registered Stockholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxy with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxy, in its sole discretion, sees fit.

If a Registered Stockholder has submitted an Instrument of Proxy, the Registered Stockholder may still attend the Meeting and may vote in person. To do so, the Registered Stockholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, this proxy form must be received at the office of the Company's legal counsel by mail or by fax no later than forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof or may be accepted by the Chairman of the Meeting prior to the commencement of the Meeting. The mailing address and fax number is:

                         SCHNOFELD & WEINSTEIN, LLP.
                         80 Wall Street, Suite 815
                       New York, New York, USA 10005
                          Fax No. (212) 480-0717